Exhibit 99.1

CONTACT:
Travis Jacobsen - Media Relations 972.797.8751 travis.jacobsen@eds.com	Roxane Barry - Investor Relations 972.605. 6420 roxane.barry@eds.com

FOR RELEASE:  7:00 AM CENTRAL TIME, THURSDAY, APRIL 24, 2008

EDS Reports First Quarter 2008 Results

  First quarter EPS of 12 cents, revenues of $5.37 billion ... exceeded guidance
  First quarter signings of $5.6 billion, up 66% versus a year ago
  12 megadeals ... most in any quarter since 2002

PLANO, Texas - EDS today reported first quarter 2008 adjusted net income of $63 million, or 12 cents per share, versus first quarter 2007 adjusted net income of $165 million, or 31 cents per share. First quarter 2008 net income, in accordance with U.S. GAAP, was $62 million, or 12 cents per share, versus $164 million, or 31 cents per share, in the prior year's first quarter (a statement reconciling GAAP and adjusted results is included in this release).

Results for the first quarter of 2007 reflect $100 million of a previously disclosed $225 million contract termination payment from Verizon in that quarter, impacting the year-over-year comparisons.

First quarter 2008 revenue increased 3 percent to $5.37 billion from $5.22 billion in the year-ago quarter(1). First quarter 2008 revenue decreased 2 percent on an organic basis, which excludes the impact of currency fluctuations, acquisitions and divestitures, and would have been flat year-over-year excluding the impact of the Verizon payment.

"EDS' first quarter contract signings performance was exceptional, particularly in light of uncertain global economic conditions," said Ron Rittenmeyer, EDS chairman, president and CEO. "EDS also got off to a strong start operationally with both earnings per share and revenue exceeding our previous guidance."

EDS signed $5.6 billion in contracts in the first quarter of 2008, up 66 percent from $3.4 billion in the year-ago quarter. EDS' twelve $100 million-plus contract signings were the most it has signed in any quarter since 2002.

First quarter 2008 signings included billion-dollar new contract wins with Royal Dutch Shell and the Infocomm Development Authority of Singapore - and significant contract renewals with SR Technics, U.S. Defense Manpower Data Center and Blue Cross Blue Shield of Arizona.

On the Royal Dutch Shell account, EDS will not only manage end-user computing services, but also act as the "operational integrator" toward Shell's other key partners. With multisourcing becoming more commonplace, EDS' capabilities as an integrator are becoming a significant market differentiator.

EDS also continued to grow its applications services business in the first quarter of 2008. Signings increased 19 percent versus a year ago to nearly $1.4 billion and represented 25 percent of total contract value (TCV).

The company continued to invest in its capabilities in the first quarter. EDS acquired the assets of UK-based Nexagent, strengthening the company's networking services capabilities and EDS' Global Services Network.

Additionally, on April 3, the company expanded its presence in the information security services market by acquiring Vistorm Holdings Limited, creating one of the largest information assurance and managed security services organizations in Europe. Finally, the company strengthened its long-term alliance with Microsoft, becoming its enterprise partner to deliver Microsoft Dynamics CRM consulting and solutions.

Free cash flow was an outflow of $126 million in the first quarter of 2008, down $118 million from the year-ago period. Free cash flow in the first quarter of 2007 included a previously disclosed $225 million Verizon contract termination payment (see discussion of free cash flow under "Non-GAAP Financial Measures" below). EDS' free cash flow is typically lowest in the first quarter, due primarily to seasonal payments.

First Quarter Results by Segment

Americas: First quarter revenue was $2.45 billion, down 9 percent compared to the prior-year period. Operating profit was $267 million, down from $404 million in the prior-year period. Both revenue and operating profit comparisons were primarily impacted by the previously disclosed Verizon contract termination payment received in the year-ago quarter.

EMEA: First quarter revenue was $1.73 billion, up 6 percent compared to the prior-year period as a result of new contract signings. Operating profit was $182 million, down from $196 million in the prior-year period, impacted by price adjustments and investments.

Asia Pacific: First quarter revenue was $522 million, up 9 percent compared to the prior-year period, due primarily to growth from MphasiS. Operating profit was $53 million, up 14 percent from $47 million in the prior-year period, driven primarily by improved contract performance.

U.S. Government: First quarter revenue was $654 million, up 5 percent compared to the prior-year period, driven primarily by the Saber Government Solutions acquisition. Operating profit was $101 million, down from $126 million in the prior-year period, due primarily to previously disclosed price adjustments.

All segment comparisons are at constant currency(2), exclude corporate expenses and include intersegment transactions.

"We continued to take steps in the quarter to build a foundation for long-term sustainable improvement in our operating margin and free cash flow," Rittenmeyer said. "To this end, we continue to drive productivity while enhancing our ability to deliver technology services and solutions that help drive our clients' business success."

In the quarter, the company further globalized its ITO organization and realigned its applications services into global competency centers. In addition, EDS expanded its Best Shore® capabilities with the opening of centers in Argentina and Canada. The company now has approximately 43,000 employees in low-cost, high-quality locations.

Updated 2008 Guidance

For the full year 2008, EDS is updating its guidance as follows:

  Revenue of $22.5 billion to $23 billion.

  Adjusted EPS of $1.35 to $1.39.

Previous guidance for both free cash flow and TCV remain unchanged.

For the second quarter of 2008, EDS currently expects:

  Revenue of $5.6 billion to $5.8 billion.

  Adjusted EPS of $0.24 to $0.27.

Conference Call
EDS' earnings conference call will be broadcast live on the Internet today at 8:00 a.m. Central time (9:00 a.m. Eastern). To access the call and view related financial information, go to www.eds.com/call. The call and financial information will be archived for 30 days at www.eds.com/call.

(1)    Excludes discontinued operations for all periods presented.
(2)    2007 segment results have been restated to reflect updated foreign exchange rates.

About EDS
EDS (NYSE: EDS) is a leading global technology services company delivering business solutions to its clients. EDS founded the information technology outsourcing industry more than 45 years ago. Today, EDS delivers a broad portfolio of information technology and business process outsourcing services to clients in the manufacturing, financial services, healthcare, communications, energy, transportation, and consumer and retail industries and to governments around the world. Learn more at eds.com.

The statements in this news release that are not historical statements, including statements regarding financial guidance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond EDS' control, which could cause actual results to differ materially from such statements.  For information concerning these risks and uncertainties, see EDS' most recent Form 10-K.  EDS disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to GAAP results, EDS discloses the non-GAAP measures of adjusted operating margin, net income, earnings per share (EPS), and free cash flow.

Adjusted operating margin, net income and EPS exclude the impact of certain amounts, specifically asset write-offs and other uncapitalized costs associated with acquisitions, earnings/losses from discontinued operations net of taxes, gains and losses from divestitures, reversals of previously recognized restructuring expense, charges to earnings attributable to early retirement offers, and other identified items that management believes are not reflective of EDS' core operating business. Such amounts may have a material impact on EDS' operating margin, net income and EPS. Refer to the Reconciliation of GAAP Results to Adjusted Results below for a reconciliation of GAAP earnings to adjusted earnings for the three months ended March 31, 2008 and 2007.

EDS defines free cash flow as net cash provided by operating activities, less capital expenditures. Capital expenditures is the sum of (i) net cash used in investing activities, excluding proceeds from sales of marketable securities, proceeds related to divested assets and non-marketable equity investments, payments for acquisitions, net of cash acquired, and non-marketable equity investments, and payments for purchases of marketable securities, and (ii) payments on capital leases. Free cash flow excludes items that are actual expenses that impact cash available to EDS for other uses and should not be considered a measure of liquidity or an alternative to the cash flow measurements required by GAAP, such as net cash provided by operating activities or net increase/decrease in cash and cash equivalents. Refer to the Reconciliation of Free Cash Flow to Net Change in Cash and Cash Equivalents below for a reconciliation of free cash flow to the net change in cash and cash equivalents for the three months ended March 31, 2008 and 2007.

EDS may not define adjusted operating margin, net income, EPS or free cash flow in the same manner as other companies and, accordingly, the amounts reported by EDS for such measures may not be comparable to similarly titled measures reported by other companies.

Non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures. To gain a complete picture of EDS' performance, management does (and investors should) rely on EDS' GAAP financial statements.

ELECTRONIC DATA SYSTEMS CORPORATION AND SUBSIDIARIES

SUMMARY OF RESULTS OF OPERATIONS

(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2008	2007
Revenues(1)	$5,365	$5,224

Costs and expenses
Cost of revenues	4,810	4,523
Selling, general and administrative	458	436
Other operating (income) expense	-	-
Total costs and expenses, net	5,268	4,959

Operating income	97	265

Interest expense	(41)	(57)
Interest income and other, net	47	50
Other income (expense), net	6	(7)

Income from continuing operations before income taxes	103	258

Provision for income taxes(2)	40	93
Income from continuing operations	63	165
Loss from discontinued operations, net of income taxes	(1)	(1)
Net income	$62	$164

Basic earnings per share of common stock
Income from continuing operations	$0.12	$0.32
Loss from discontinued operations	-	-
Net income	$0.12	$0.32

Diluted earnings per share of common stock
Income from continuing operations	$0.12	$0.31
Loss from discontinued operations	-	-
Net income	$0.12	$0.31

Weighted-average shares outstanding
Basic earnings per share	506	514
Diluted earnings per share	513	545

Cash dividends per share	$0.05	$0.05

Refer to the following page for accompanying notes to the summary of results of operations.

ELECTRONIC DATA SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO THE SUMMARY OF RESULTS OF OPERATIONS

(1)

Revenues for the three months ended March 31, 2007 includes approximately $100 million of a $225 million payment received from Verizon in the first quarter of 2007 related to the termination of the Company's IT services contract with Verizon.

(2)

The Company's effective income tax rates on income from continuing operations were 39% and 36% for the three months ended March 31, 2008 and 2007, respectively. The effective tax rate in the first quarter of 2008 was impacted by the expiration of the U.S. research and development credit which had a negative impact on earnings of approximately $0.01 per share.

ELECTRONIC DATA SYSTEMS CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED EARNINGS

(in millions)

	Three Months Ended
	March 31,
	2008	2007
Net income	$62	$164
Loss from discontinued operations	1	1
Adjusted net income	$63	$165

Diluted earnings per share of common stock
Net income	$0.12	$0.31
Loss from discontinued operations	-	-
Adjusted net income	$0.12	$0.31

ELECTRONIC DATA SYSTEMS CORPORATION AND SUBSIDIARIES

SUMMARY OF CONSOLIDATED BALANCE SHEETS

(in millions)

	March 31,	December 31,
	2008	2007
ASSETS
Current Assets
Cash and cash equivalents	$2,800	$3,139
Marketable securities	13	55
Accounts receivable, net	3,796	3,603
Prepaids and other	959	958
Deferred income taxes	677	690
Total current assets	8,245	8,445

Property and equipment, net	2,420	2,489
Deferred contract costs, net	1,085	984
Investments and other assets	954	1,099
Goodwill	5,141	5,092
Other intangible assets, net	902	929
Deferred income taxes	190	186
Total assets	$18,937	$19,224

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$628	$605
Accrued liabilities	2,490	2,616
Deferred revenue	1,442	1,473
Income taxes	48	54
Current portion of long-term debt	160	168
Total current liabilities	4,768	4,916

Pension benefit liability	1,023	989
Long-term debt, less current portion	3,119	3,209
Minority interests and other long-term liabilities	409	419
Shareholders' equity	9,618	9,691
Total liabilities and shareholders' equity	$18,937	$19,224

ELECTRONIC DATA SYSTEMS CORPORATION AND SUBSIDIARIES

SUMMARY OF CONSOLIDATED CASH FLOWS

(in millions)

	Three Months Ended
	March 31,
	2008	2007
Net cash provided by operating activities(1)	$251	$242

Cash Flows from Investing Activities
Proceeds from sales of marketable securities	43	-
Proceeds from investments and other assets	30	43
Net proceeds from divested assets and non-marketable equity securities	9	53
Payments for purchases of property and equipment	(229)	(158)
Payments for investments and other assets	-	-
Payments for acquisitions, net of cash acquired, and non-marketable equity securities	(6)	(1)
Payments for purchases of software and other intangibles	(131)	(106)
Payments for purchases of marketable securities	-	(1)
Other	2	3
Net cash used in investing activities	(282)	(167)

Cash Flows from Financing Activities
Proceeds from long-term debt	-	3
Payments on long-term debt	(1)	(10)
Capital lease payments	(49)	(32)
Purchase of treasury stock	(213)	(285)
Employee stock transactions	(18)	77
Dividends paid	(25)	(26)
Other	2	5
Net cash used in financing activities	(304)	(268)
Effect of exchange rate changes on cash and cash equivalents	(4)	1
Net decrease in cash and cash equivalents	(339)	(192)
Cash and cash equivalents at beginning of period	3,139	2,972
Cash and cash equivalents at end of period	$2,800	$2,780

(1) Depreciation and amortization and deferred cost charges were $383 million and $330 million for the three months ended March 31, 2008 and 2007, respectively.

ELECTRONIC DATA SYSTEMS CORPORATION AND SUBSIDIARIES

RECONCILIATION OF FREE CASH FLOW TO NET CHANGE IN CASH AND CASH

EQUIVALENTS

(in millions)

	Three Months Ended
	March 31,
	2008	2007
Net cash provided by operating activities	$251	$242

Capital expenditures:
Proceeds from investments and other assets	30	43
Payments for purchases of property and equipment	(229)	(158)
Payments for investments and other assets	-	-
Payments for purchases of software and other intangibles	(131)	(106)
Other investing activities	2	3
Capital lease payments	(49)	(32)
Total net capital expenditures	(377)	(250)
Free cash flow	(126)	(8)

Other investing and financing activities:
Proceeds from sales of marketable securities	43	-
Net proceeds from divested assets and non-marketable equity securities	9	53
Payments for acquisitions, net of cash acquired, and non-marketable equity securities	(6)	(1)
Payments for purchases of marketable securities	-	(1)
Proceeds from long-term debt	-	3
Payments on long-term debt	(1)	(10)
Purchase of treasury stock	(213)	(285)
Employee stock transactions	(18)	77
Dividends paid	(25)	(26)
Other financing activities	2	5
Effect of exchange rate changes on cash and cash equivalents	(4)	1
Net decrease in cash and cash equivalents	$(339)	$(192)